Exhibit 99.1

INDEPENDENT BANK CORP. ANNOUNCES COMPLETION
OF NEW ENGLAND BANCORP, INC. ACQUISITION

Rockland, Massachusetts (November 10, 2016). Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced the closing of its acquisition of New England Bancorp, Inc., parent of Bank of Cape Cod.

“This acquisition strengthens Rockland Trust’s Cape Cod presence,” said Christopher Oddleifson, the Chief Executive Officer of Independent and Rockland Trust. “We look forward to introducing Bank of Cape Cod customers to all that Rockland Trust has to offer.”

The legal closing occurred today, pursuant to which New England Bancorp will be merged with and into Independent, with Independent the surviving entity, and Bank of Cape Cod will be merged with and into Rockland Trust, with Rockland Trust the surviving entity.

On Monday, November 14, 2016, the former Bank of Cape Cod branch located at 57 West Bay Road in Osterville, Massachusetts will open and immediately begin to operate as a Rockland Trust location. The three other former Bank of Cape Cod branches are being closed and consolidated into existing Rockland Trust locations.

Under the merger terms, shareholders of New England Bancorp will receive 0.25 of an Independent share for each share of New England Bancorp that they hold and cash will be issued in lieu of fractional shares. As a result of the merger, former New England Bancorp shareholders will receive approximately 672,000 shares of Independent common stock in the aggregate. Including the shares issued in connection with the acquisition, Independent will now have approximately 27,001,185 shares of common stock outstanding. Independent anticipates that the transaction will be accretive to 2017 earnings.

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, will now have approximately $7.8 billion in assets, after the closing of the New England Bancorp acquisition. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.

Investor Contact:                    Media Contact:
Robert D. Cozzone                    Ellen Molle
Chief Financial Officer                 Vice President
(781) 982-6723                     (781) 982-6537
Robert.Cozzone@rocklandtrust.com            Ellen.Molle@rocklandtrust.com

Forward Looking Statements:

Statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, statements in future filings of Independent with the Securities Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of Independent that are not statements of historical fact may also constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives, and expectations of management or the Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict. Actual outcomes and results, therefore, may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses involved in the merger will not be integrated successfully or such integration may be more difficult, time-consuming, or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the merger including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) local, regional, national and international economic conditions and the impact they may have on the parties to the merger and their customers; (vi) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (vii) prepayment speeds, loan originations, and credit losses; (viii) sources of liquidity; (ix) shares of common stock outstanding and common stock price volatility; (x) fair value of and number of stock-based compensation awards to be issued in future periods; (xi) legislation affecting the financial services industry as a whole, and/or the parties and their subsidiaries individually or collectively; (xii) regulatory supervision and oversight, including required capital levels; (xiii) increasing price and product/service competition by competitors, including new entrants; (xiv) rapid technological developments and changes; (xv) the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xvi) the mix of products/services; (xvii) containing costs and expenses; (xviii) governmental and public policy changes; (xix) protection and validity of intellectual property rights; (xx) reliance on large customers; (xxi) technological, implementation and cost/financial risks in large, multi-year contracts; (xxii) the outcome of pending and future litigation and governmental proceedings; (xxiii) continued availability of financing; (xxiv) financial resources in the amounts, at the times, and on the terms required to support future business; and, (xxv) material differences in the actual financial results of merger and acquisition activities compared with expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause Independent’s results to differ materially from those described in the forward-looking statements can be found in Independent’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the transaction or other matters are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Independent undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it was made, or to reflect the occurrence of unanticipated events.